UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2022

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HOLX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Executive Officer Departure. On August 30, 2022, Hologic, Inc. (the “Company”) announced that Sean S. Daugherty, the Company’s Group President, Breast/Skeletal Health and GYN Surgical Solutions, will be separating from the Company, as of September 30, 2022 (the “Transition Date”). It is anticipated that Mr. Daugherty will continue to provide consulting services to the Company for a short duration after the Transition Date.

Until the Transition Date, Mr. Daugherty (i) will continue to receive his base salary; and (ii) will be entitled to continue to participate in any and all retirement, medical, dental, life insurance and other employee benefit plans in which he participated as the Company’s Group President, Breast/Skeletal Health and GYN Surgical Solutions.

Mr. Daugherty’s separation constitutes a “termination without cause” under his Severance Agreement with the Company, dated August 31, 2020 (the “Severance Agreement”).

Following the Transition Date and subject to Mr. Daugherty executing a general release of all claims, Mr. Daugherty will be entitled to receive the benefits pursuant to the terms of the Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2022	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin
General Counsel